UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2018

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors.

On May 8, 2018, the board of directors (the “Board”) of Gastar Exploration Inc. (the “Company”) appointed Harry Quarls to the Board effective May 14, 2018.  The Board affirmatively determined that Mr. Quarls is an “independent” director under the rules of the Securities and Exchange Commission (the “Commission”) and the NYSE American LLC.

Mr. Quarls currently serves as an independent director for Rosehill Resources Inc. (“Rosehill”), an independent oil and natural gas company.  He was elected to the Rosehill board in April 2017.  He also currently serves as chairman of the board of SH 130 Concessions Company LLC and as a director of Opal Resources LLC, a private oil and gas company.  Mr. Quarls served as chairman of the board for Penn Virginia Corporation, an exploration and production company, from September 2016 until his retirement in February 2018.  Mr. Quarls served as managing director at Global Infrastructure Partners from January 2009 until December 2017.  He previously served as chairman of the board of US Oil Sands Corporation, an oil sands exploration and development company, from January to June 2017 and of Trident Resources Corporation, a natural gas exploration and production company, from October 2011 to August 2016.  Mr. Quarls served as a director for Fairway Resources LLC, an independent oil and gas company, from February 2010 to December 2014.  Additionally, Mr. Quarls served as managing director and practice leader for global energy as well as a member of the board of directors at Booz & Company, a leading international management consulting firm, from 1982 to 2007.

There are no arrangements or understandings between Mr. Quarls and the Company or any other persons pursuant to which Mr. Quarls was appointed to the Board. Mr. Quarls does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.  There are no family relationships and no transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.  At this time, Mr. Quarls has not been appointed to any committee of the Board.

The Company will enter into an indemnification agreement with Mr. Quarls, which indemnification agreement is materially consistent with the Form of Indemnification Agreement, which was filed with the Commission on September 15, 2014 as Exhibit 10.1 to the Company’s Current Report on Form 8-K. The indemnification agreement generally requires the Company to (i) indemnify Mr. Quarls to the fullest extent permitted under Delaware law against liabilities that may arise by reason of his service to the Company and (ii) advance expenses reasonably incurred as a result of any proceeding against him as to which he could be indemnified.

In connection with Mr. Quarls appointment to the Board and pursuant to the Company’s compensation program for non-executive directors, Mr. Quarls was granted an initial equity award of 68,832 shares of restricted stock (the “Restricted Shares”).  The Restricted Shares, which were issued under the Amended and Restated Gastar Exploration Inc. Long-Term Incentive Plan, will vest, subject to continued service, on January 30, 2019.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosures.

On May 14, 2018, the Company announced the addition of a new independent director to the Board.  A copy of the Company’s press release, dated May 14, 2018, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included in Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document

99.1	Press release dated May 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President and Chief Financial Officer